Filed pursuant to Rule 424(b)(5)

Registration No. 333-283798

PROSPECTUS SUPPLEMENT

(To prospectus dated February 11, 2025)

NEURAXIS, INC.

Up to $3,300,000

Shares of Common Stock

We have entered into an at the market offering agreement (the “Sales Agreement”) with Craig-Hallum Capital Group LLC (the “Sales Agent” or “Craig-Hallum”), pursuant to which we may, from time to time, issue and sell shares of our common stock, $0.001 par value per share, covered by this prospectus supplement and accompanying prospectus from time to time through or to the Sales Agent, acting as our agent or principal. Under the Sales Agreement, we will not be obligated to sell any shares, but we may issue and sell shares of common stock having an aggregate gross sales price of up to $3,300,000 through the Sales Agent.

Shares of common stock covered by this prospectus may be sold by any method deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the NYSE American, the existing trading market for our common stock, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the Sales Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. The Sales Agent is not required to sell any specific number or dollar amount of securities but, when it receives a sale order from us, the Sales Agent has agreed to use commercially reasonable efforts consistent with normal trading and sales practices to execute the order on mutually agreed terms. There is no arrangement for funds to be received in any escrow, trust, or similar arrangement.

The aggregate market value of our outstanding common stock held by non-affiliates is $24,994,189 based on 9,872,776 shares of common stock issued and outstanding, of which, 8,739,227 shares are held by non-affiliates, and a per share price of $2.86 based on the closing sale price of our common stock on July 22, 2025 (the highest closing sale price within the sixty days prior to the date of this filing). Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have sold $4,999,998 of securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Our common stock is listed on the NYSE American under the symbol “NRXS”. On August 27, 2025, the closing price of our common stock on the NYSE American was $2.42 per share.

The compensation payable to the Sales Agent for sales of common stock sold pursuant to the Sales Agreement will be 3.0% of the gross proceeds of the sales price of common stock sold, in addition to reimbursement of certain expenses. See “Plan of Distribution.” We anticipate no other commissions or material expenses for sales under the Sales Agreement. The orders will be executed at price limits imposed by us.

In connection with the sale of shares of common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Sales Agent against certain civil liabilities, including liabilities under the Securities Act. See the section titled “Plan of Distribution” on page S-12 of this prospectus.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus, before purchasing any of the securities offered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Craig-Hallum

The date of this prospectus supplement is August 29, 2025.

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ABOUT THIS PROSPECTUS

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may offer shares of common stock from time to time at prices and on terms to be determined by market conditions at the time of offering, and, specifically, up to $3,300,000 under this prospectus supplement. This prospectus supplement and the documents incorporated herein by reference include important information about us, the shares being offered, and other information you should know before investing in the common stock.

This prospectus supplement describes the specific terms of the common stock we are offering and also adds to, and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in this prospectus supplement and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the Sales Agent has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Sales Agent is not, offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus or any sale of the common stock. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

You should read this prospectus supplement, and the documents incorporated by reference into this prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information; Incorporation by Reference.”

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the prospectus and accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

As used in this prospectus, the terms “we,” “us,”, “the Company”, “our,” and “Neuraxis” refer to Neuraxis, Inc., a corporation organized under the laws of Delaware, including our subsidiaries, unless the context indicates a different meaning.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and accompanying prospectus contains “forward-looking statements”. Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “anticipate,” “predict,” “project,” “forecast,” “potential,” and “continue” or the negatives thereof or similar expressions. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees of future performance. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates.

We cannot predict all the risks and uncertainties that may impact our business, financial condition, or results of operations. Accordingly, the forward-looking statements in this prospectus supplement and accompanying prospectus should not be regarded as representations that the results or conditions described in such statements will occur or that our objectives and plans will be achieved. These forward-looking statements are found at various places throughout this prospectus supplement and accompanying prospectus and include information concerning possible or projected future results of our operations, including statements about potential acquisition or merger targets, strategies or plans; business strategies; prospects; future cash flows; financing plans; plans and objectives of management; any other statements regarding future cash needs, future operations, business plans and future financial results; and any other statements that are not historical facts. We qualify all of the forward-looking statements in this prospectus supplement and accompanying prospectus by this cautionary note.

These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors” starting page S-9 of this prospectus supplement and page 2 of the accompanying prospectus.

Many of those risk factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Considering these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. All subsequent written and oral forward-looking statements concerning other matters addressed in this prospectus and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus and accompanying prospectus.

Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

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PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement. This summary is not complete and may not contain all of the information that is important to you and that you should consider before deciding whether or not to invest in our securities. For a more complete understanding of the Company and this offering, you should carefully read this prospectus supplement, including any information incorporated by reference into this prospectus supplement, in its entirety. Investing in our securities involves risks that are described in this prospectus supplement under the heading “Risk Factors,” under the headings “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025 and for the quarter ended June 30, 2025, and in our other filings with the SEC.

Our Company

Overview

Neuraxis, Inc. (“we”, “us”, the “Company” or “Neuraxis”) is a medical technology company focused on developing neuromodulation therapies to address chronic and debilitating conditions in children and adults. We are dedicated to advancing science with our proprietary IB-Stim therapy, based on our Percutaneous Electrical Nerve Field Stimulation (PENFS) technology, which was developed internally by the Company. We believe that superior science and evidence-based research, are necessary for adoption by the medical and scientific community. With one FDA indication (functional abdominal pain associated with Irritable Bowel Syndrome (IBS) in adolescents 8-21 years old) on the market, additional clinical trials of PENFS in multiple pediatric conditions are underway focused on unmet healthcare needs in children, see “Our Pipeline” for more information.

Our first product, IB-Stim, is a PENFS system intended to be used in patients 8-21 years of age with functional abdominal pain associated with IBS. IB-Stim is a US FDA Class II medical device that has received one regulatory clearance: IB-Stim (DEN180057, 2019), under the regulation name of “non-implanted nerve stimulator for functional abdominal pain relief.”

Our second product, Rectal Expulsion Device (“RED”), is indicated to evaluate the neuromuscular function of a patient’s ability to expel its contents from the rectum and as a qualitative test for rectal hypersensitivity. RED (K242304, 2024) helps identify patients with rectal hypersensitivity who experience a desire or urge to defecate at lower volumes of distension. RED is intended to be used in a clinical setting by trained health care providers in adult populations.

Our Mission

Our mission is to provide solutions that create value and provide better and safer patient outcomes. We believe in improving lives and minimizing suffering; particularly in the pediatric population, where research and therapeutics are usually lacking. The Company already has market clearance for its IB-Stim ® that targets functional abdominal pain associated with IBS, in children, with a total addressable market of up to 6 million children. Through innovation and research, we are reimagining the future of patient care.

Recent Developments

On May 20, 2025, the Company announced that it has received FDA 510(k) clearance for IB-Stim™ for the treatment of Pediatric Functional Abdominal Pain (FAP) associated with Functional Dyspepsia, and FD related Nausea Symptoms, in patients aged 8 to 21 years. This clearance is the second successful expanded FDA indication for IB-Stim, following its initial approval for Functional Abdominal Pain associated with IBS. The new indication represents the first treatment ever cleared or approved by the FDA related to functional dyspepsia.

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Our Corporate History

Neuraxis, Inc. was established in 2011 and incorporated in the state of Indiana on April 17, 2012, under the name of Innovative Health Solutions, Inc. The name was changed to Neuraxis, Inc. in March of 2022. Additionally, the Company filed a Certificate of Conversion to become a Delaware corporation on June 23, 2022.

On August 9, 2023, the Company consummated an initial public offering (“IPO”), conducted on a firm commitment basis, pursuant to which it sold 1,098,667 shares of its common stock at a price of $6.00 per share, resulting in gross proceeds to the Company of $6,592,002. Net proceeds to the Company, after deducting underwriting discounts and commissions and other offering expenses paid by the Company, were $4,110,721. All shares sold in our IPO were registered pursuant to a registration statement on Form S-1 (File No. 333- 269179), as amended, declared effective by the SEC on August 9, 2023.

On August 15, 2024, the Company’s shareholders (i) authorized 5,000,000 shares of preferred stock of which 4,000,000 were designated at $0.001 par value “Series B Preferred Stock” inclusive of cumulative dividends, due and payable quarterly at the Company’s discretion either in cash or common stock when declared, at a rate of 8.5% per annum through June 30, 2025, (ii) retired 1,000,000 shares of Series A Preferred Stock and (iii) retired 120,000 shares of Series Seed Preferred Stock. On November 11, 2024, the holders of a majority of the then-outstanding shares of Series B Preferred Stock authorized (i) an increase in the number of designated Series B Preferred Stock to 5,000,000 shares and (ii) an extension of the 8.5% cumulative dividend period to December 31, 2026. The stated value of the Series B Preferred Stock is $2.38 per share. As of May 19, 2025, there were 4,280,939 shares of Series B Preferred Stock issued and outstanding, which are convertible (based on the stated value of each share and the conversion price both equalling $2.38) into 4,280,939 shares of common stock, subject to a maximum ownership cap of between 4.99% and 19.99% of the shares outstanding (following conversion by the holder) set at the discretion of each holder of Series B Preferred Stock. On May 20, 2025, 342,016 shares of Series B Preferred Stock were converted to 342,016 shares of common stock. Additionally, on June 4, 2025, 42,016 shares of Series B Preferred Stock were converted into 42,016 shares of common stock.

Our Products

We have developed three FDA cleared products, the IB-Stim (DEN180057, 2019), the RED (K242304, 2024), the NSS-2 Bridge (DEN170018, 2017), and the original 510(K) clearance (K140530, 2014), all of which were developed internally by the Company.

●	The IB-Stim is a PENFS device that is indicated in patients 8-21 years of age with functional abdominal pain associated with irritable bowel syndrome. IB-Stim currently is one of two products marketed and sold by the Company. We have concentrated our marketing focus on the 260 children’s hospitals within the United States. To date, we have sold our IB-Stim product to approximately 77 children’s hospitals within our target market.

●	RED is indicated to evaluate the neuromuscular function and rectal hypersensitivity in patients with chronic constipation. RED is a point-of-care test that helps determine why patients may not respond to conventional laxative therapy and helps identify patients that will respond to pelvic floor therapy.

●	The NSS-2 Bridge is a percutaneous nerve field stimulator, or PNFS, device indicated for use in the reduction of the symptoms of opioid withdrawal. The NSS-2 Bridge device was licensed to Masimo in April 2020, and we received a one-time licensing fee of $250,000 from Masimo. Masimo marketed and sold this product as it Masimo Bridge. On July 1, 2025, the Company terminated the NSS-2 Bridge licensed with Masimo in exchange for $200,000 of consideration payable in equal installments on December 31, 2025 and June 30, 2026. The termination agreement allowed the Company to recapture the rights to the trademark (U.S. Registration NO. 7,394,465) and two patent applications (Application No. 18/821,225 and Application No. 29/960,608) that were licensed to Masimo on April 9, 2020.

●	The original 510(K) device was the electroacupuncture device (“EAD”), now called NeuroStim. The EAD is no longer being manufactured, sold or distributed but reserved only for research purposes.

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Competition

The competitive landscape for therapies includes off-label drugs and drugs with FDA approved only for adults with IBS while there is no FDA indicated treatments for patients 8-21 years of age with functional abdominal pain associated with IBS and prescriptions often contain FDA black box labels. Psychological treatments such as cognitive behavioral therapy (CBT) or guided imagery have been shown to be some of the most effective treatments for these conditions, however, these are limited by access to trained therapists. It also includes devices that could theoretically be used, but do not have supporting data or FDA clearance for functional bowel disorders or IBS. Digital therapeutics that offer CBT for IBS have been developed for adults with IBS with limited success in terms of reaching large numbers of patients. Virtual reality could potentially be used in the future to also deliver CBT to patients with IBS. Our method patents also limit other devices from targeting IBS through stimulation of cranial nerve branches in the ear.

Approved drugs for Adults with IBS

1.	Rifaximin: an intraluminal antibiotic approved for IBS-diarrhea
2.	Amitiza: a drug that stimulates fluid secretion from the intestine, approved for IBS-diarrhea
3.	Linzess: a drug that stimulates fluid secretion from the intestine, approved for IBS-constipation
4.	Plecanatide: a drug that stimulates fluid secretion from the intestine, approved IBS-constipation
5.	Eluxadoline: a schedule IV-controlled substance that is a mixed opioid receptor agonist/antagonist in the intestine approved for IBS-diarrhea

Devices

1.	gammaCore: a transcutaneous, cervical vagal nerve stimulator cleared for cluster and migraine headaches. Recent studies using this device for adults with gastroparesis.
2.	Transcranial Magnetic Stimulation: Multiple devices cleared to treat major depressive disorder and obsessive-compulsive disorder. To date, no known gastrointestinal indications.
3.	Roo System and Sparrow therapy system: Transcutaneous auricular stimulation devices-cleared for neonatal and adult opioid withdrawal.

The neurostimulation market is predominantly comprised of surgically implanted, invasive technologies that are not directly competitive with our technology. Several neurostimulation companies are large, publicly traded companies that have a history in the market, have significantly easier access to capital and other resources and have an established product pipeline. The combined clinical research and product development done by the industry, including by us and all our competitors, is uncovering the beneficial effects of neurostimulation which now establishes neuromodulation as a valid and scientifically supported approach to the treatment of neurological conditions, and accordingly, we expect for competition in the non-implanted space to grow in the future.

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While many companies have joined the neuromodulation space, there are no companies targeting the CNS or the brain-gut axis through auricular nerves for functional bowel disorders or IBS. Currently, the Neuraxis method patents protect access to the brain, particularly the limbic systems through branches of cranial nerves in the ear.

Our Pipeline

The IB-Stim device is to be used for the indication of functional abdominal pain associated with IBS and functional nausea in children. The same underlying technology will be used for the remaining pipeline indications, but we may use a name other than “IB-Stim” for marketing and commercialization purposes.

With one FDA indication—functional abdominal pain associated with IBS in adolescents 8-21 years old—on the market, additional clinical trials of PENFS in multiple pediatric conditions are underway focused on unmet healthcare needs in children. These indications consist of chronic nausea, post-concussion syndrome, chemotherapy-induced nausea and vomiting, cyclic vomiting syndrome.

The chart below shows our status in the FDA review process for IB-Stim and each of the following pediatric indications:

1. Functional dyspepsia (nausea): RCT completed, and data being analyzed. ClinicalTrials.gov Identifier: NCT03675321, Defining Adolescent Nausea Through Brain-Gut Physiology and Non-Invasive Neurostimulation Response. A randomized, double blind, placebo-controlled trial to evaluate the efficacy of IB-Stim in children with functional nausea. The primary endpoint was to measure improvements in nausea using the Nausea Severity Scale after IB-Stim therapy compared to a placebo device. The study enrolled 110 participants and was conducted at Children’s Wisconsin/Medical College of Wisconsin.

2. Post-concussion: RCT currently enrolling patients. ClinicalTrials.gov Identifier: NCT04978571, A Prospective Study on the Effect of Auricular Percutaneous Electrical Nerve Field Stimulation (PENFS) in Patients with Post-Concussion Syndrome (PCS). A randomized, double blind, placebo-controlled trial to evaluate the efficacy of IB-Stim in children with post-concussion symptoms. The primary endpoint will be to measure improvements in validated measures, including the Immediate Post-Concussion Assessment, Post-Concussion Symptom Scale, and Balance Error Scoring Symptom compared to placebo. The study will enroll 100 participants and is being conducted at Children’s Hospital of Orange County.

3. Chemotherapy-induced nausea and vomiting: RCT currently enrolling patients. ClinicalTrials.gov Identifier: NCT05143554, Efficacy of Auricular Neurostimulation for Children Adolescents and Young Adults with Chemotherapy Induced Nausea and Vomiting. Subject will be randomized to five days of active vs placebo device during administered chemotherapy known to cause moderate to severe nausea/vomiting. With the next scheduled identical chemotherapy cycle, each subject will cross over to the other device (active vs placebo). The primary endpoint will be to measure improvements in validated measures of nausea and vomiting including the Baxter Retching Faces Scale, Rhodes Index of Nausea, Vomiting and Retching, and also assessment of rescue medication. The study will enroll 50 participants and is being conducted at Children’s Wisconsin/Medical College of Wisconsin.

4. Cyclic vomiting syndrome: Pilot study completed, see ClinicalTrials.gov Identifier: NCT03434652. Auricular Neurostimulation for Children with Cyclic Vomiting Syndrome: A randomized, placebo-controlled trial. RCT anticipated to begin enrolling patients in the second half of 2025. This will be a double blind, placebo-controlled trial to evaluate efficacy of IB-Stim in pediatric patients with cyclic vomiting syndrome. The primary endpoint will be to measure decreases in the frequency and severity of cyclic vomiting episodes compared to a placebo device. The study will include a minimum of 120 patients and the site is yet to be finalized.

Each step in the FDA review process differs in duration and cannot be predicted with accuracy. Timing of FDA review and approval, if ever received, cannot be assured and the process and any approval is within the sole control and discretion of the FDA.

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Rectal Expulsion Device (RED)

The Rectal Expulsion Device (RED) enables comprehensive constipation care for every gastroenterology practice. The mission is to develop the best tool for clinical decision making with the physician and patient in mind. RED was designed to be the most efficient, accurate, and cost-effective diagnostic tool for patients with chronic constipation. The goal is for every Gastroenterologist practice to be able to safely and confidently perform meaningful anorectal testing without it impacting clinical workflow or requiring a large capital expense. Eight (8) million patients each year present with constipation. Of those eight million patients, 700,000 patients present to the Emergency Room.

Intellectual Property

Our intellectual property consists of patents, trademarks, and trade secrets. Our trade secrets consist of product formulas, research, and development, and unpatentable know-how, all of which we seek to protect, in part, by confidentiality agreements. To protect our intellectual property, we rely on a combination of laws and regulations, as well as contractual restrictions. Federal trademark law protects our registered trademarks. We also rely on the protection of laws regarding unregistered copyrights for certain content we create and trade secret laws to protect our proprietary technology. To further protect our intellectual property, we enter into confidentiality agreements with our executive officers and directors.

License Agreements

TKBMN Exclusive License Agreement

On May 7, 2020, the Company entered into an exclusive license agreement with TKBMN, LLC to obtain an exclusive license under certain patent rights (the “Patent Rights”) owned by TKBMN. Dr. Thomas Carrico, our Chief Regulatory Officer, is the manager of TKBMN. Brian Carrico, our Chief Executive Officer, and Matt Carrico, our National Sales Director, are members of TKBMN. TKBMN owns the Patent Rights set forth in the patents listed in the following table (the “TKBMN Patents”) by virtue of an assignment from Dr. Carrico, who is the sole inventor listed on the TKBMN Patents. TKBMN has assigned the auricular portion of the TKBMN Patent Rights to the Company.

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Licensed TKBMN Patents

Country	Owner	Application No.	Patent No.	Issue Date	Anticipated Expiration Date*	Title
US	TKBMN, LLC	15/981,082	10,792,500	October 2, 2020	October 18, 2037	Systems and methods for electro-therapy treatment

US	TKBMN, LLC	17/014,450	11,684,782	June 7, 2023	October 18, 2037	Systems and methods for electro-therapy treatment

* If all maintenance fees remain paid

Pursuant to the exclusive license agreement, TKBMN agreed to grant an exclusive, worldwide, non-transferable, royalty-free license under Patent Rights, which including three patents applications filed by TKBMN in connection with systems and methods for elector-therapy treatment, to the Company to develop, market, and sell licensed products, in the field of electro-therapy treatment by stimulation of cranial nerves, cranial nerve branches, auricular nerves, auricular nerve branches, auricular nerve bundles, and/or auricular anatomical structures in human patients (the “Field”), in consideration of a one-time license fee of $1.00. The Company has the right to grant sublicenses to the Patents Rights in the Field. The exclusive license agreement expires upon the expiration of the last to expire valid claim within the Patent Rights and may be terminated by the Company upon 60 days prior written notice. Upon expiration or termination of the exclusive license agreement, all rights in the Patent Rights will revert to TKBMN. There are no royalties or any other form of committed revenue to TKBMN or any of its members Under the agreement, the Company has agreed to cover fees and expenses associated with maintenance, prosecution, and additional associated/continuation patent filings for the TKBMN Patents.

Masimo License and Collaboration Agreement

On April 9, 2020, the Company entered into a license and collaboration agreement with Masimo. As consideration, in part, Masimo entered into a Series A Preferred Stock purchase agreement with the Company. Under the license and collaboration agreement, the Company grants an exclusive, fully paid-up, royalty-free license to specifically identified patents and trademarks in a limited Field of use. At all times, the Company remains the owner of all licensed intellectual property rights, and there is a possibility of joint ownership of collaboratively developed products and methods. The licensed patents are generally directed to a device and the treatment of opioid withdrawal symptoms. The licensed trademarks are generally directed to the NSS-2 Bridge mark. The license agreement includes a collaboration component to efficiently develop, obtain regulatory approval, and commercialize products for the limited field of use. The term of the agreement is in effect until the expiration or lapse of the last intellectual property rights. Masimo paid a one-time fee of $250,000. Masimo marketed and sold this product as it Masimo Bridge. On July 1, 2025, the Company terminated the NSS-2 Bridge licensed with Masimo in exchange for $200,000 of consideration payable in equal installments on December 31, 2025 and June 30, 2026. The termination agreement allowed the Company to recapture the rights to the trademark (U.S. Registration NO. 7,394,465) and two patent applications (Application No. 18/821,225 and Application No. 29/960,608) that were licensed to Masimo on April 9, 2020.” See”—Our Corporate History” for more information.

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Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares held by non-affiliates equals or exceeds $250 million as of the prior June 30th, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our shares held by non-affiliates equals or exceeds $700 million as of the prior June 30th. Such reduced disclosure and corporate governance obligations may make it more challenging for investors to analyze our results of operations and financial prospects.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (1) December 31, 2028, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (3) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur on the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company, we may:

●	present only two years of audited financial statements, plus unaudited condensed financial statements for any interim period, and related management’s discussion and analysis of financial condition and results of operations;

●	avail ourselves of the exemption from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	provide reduced disclosure about our executive compensation arrangements; and

●	not require stockholder non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, under the JOBS Act, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to take advantage of the extended transition period for complying with new or revised accounting standards provided to emerging growth companies under the JOBS Act.

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The Offering

Common Stock Offered by Us	Shares of our common stock having an aggregate offering price of up to $3,300,000.

Common Stock to be Outstanding Immediately After this Offering (1)	Up to 11,236,412 shares of our common stock, assuming sales of 1,363,636 shares of common stock in this offering at an offering price of $2.42 per share, which was the last reported sale price of the common stock on NYSE American on August 27, 2025. The actual number of shares issued will vary depending on how many shares we choose to sell and the sales price under this offering.

Plan of Distribution	“At-the-market offering” that may be made from time to time on NYSE American or other existing trading market for the common stock through the Sales Agent, acting as sales agent or principal. See the section entitled “Plan of Distribution” on page S-12 of this prospectus.

Use of Proceeds	We intend to use the net proceeds from this offering for capital expenditure, sales and marketing activities, and working capital and general corporate purposes. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, we will retain broad discretion over the allocation of net proceeds. See “Use of Proceeds.”

Risk Factors	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section beginning on page S-9 of this prospectus supplement and page 2 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and accompanying prospectus for a discussion of factors to consider before deciding to invest in our securities.

NYSE American Trading symbol	“NRXS”.

The number of shares of our common stock outstanding before this offering and to be outstanding immediately after this offering is based on 9,872,776 shares of our common stock issued and outstanding as of August 27, 2025, and excludes the following:

● 1,319,394 shares of our common stock issuable upon the exercise of stock options outstanding under Neuraxis, Inc. 2022 Omnibus Securities and Incentive Plan, as amended, at a weighted-average exercise price of $6.94 per share;

● 3,896,907 shares of common stock issuable upon conversion of the outstanding Series B Preferred Stock;

● 1,419,524 shares of common stock issuable upon the exercise of outstanding warrants, at a weighted-average exercise price of $2.44 per share; and

● 852,214 shares of restricted stock units granted pursuant to 2022 NeurAxis, Inc. Omnibus Securities and Incentive Plan.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options or warrants described above.

S-8

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks described below, together with all of the other information included or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in the Annual Report on Form 10-K for the period ended December 31, 2024 and the Quarterly Reports on Form 10-Q, each of which has been filed with the SEC and is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any free writing prospectus, before deciding whether to purchase our Securities in this offering. All of these risk factors are incorporated herein in their entirety. However, the risks incorporated by reference are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition. If any of these risks actually materialize, our business, prospects, financial condition, and results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Relating to this Offering

If you purchase shares of common stock sold in this offering, you may experience immediate and substantial dilution in the net tangible book value of your shares.

The common stock sold in this offering, if any, will be sold from time to time at various prices. The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Assuming that an aggregate of 1,363,636 shares of our common stock are sold at a price of $2.42 per share, the last reported sale price of our common stock on NYSE American on August 27, 2025, after deducting commissions and estimated aggregate offering expenses payable by us, investors in this offering will incur immediate dilution of $1.80 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2025 after giving effect to this offering and the assumed offering price of $2.42 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below.

We may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

We currently intend to use the net proceeds of this offering, if any, for general corporate purposes, which may include working capital, capital expenditures, acquisitions of additional brands or companies (although no potential acquisition targets have been currently identified), and investments. This expected use of the net proceeds from this offering represents our intentions based on our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. Because of the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, we will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of the common stock. See “Use of Proceeds.”

The sale of the common stock in this offering and any future sales of the common stock may depress our stock price and our ability to raise funds in new stock offerings.

We may issue common stock from time to time in connection with this offering. This issuance from time to time of these new shares of common stock, or our ability to issue these shares of common stock in this offering, could result in resales of the common stock by our current stockholders concerned about the potential dilution of their holdings. In addition, sales of the common stock on the public market following this offering could lower the market price of the common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all. We cannot predict the number of these shares that might be resold or the effect that future sales of shares of common stock would have on the market price of the common stock.

We plan to sell shares of the common stock in “at-the-market offerings” and investors who buy shares of common stock at different times will likely pay different prices.

Investors who purchase shares of common stock in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to the effect of market conditions, to vary the timing, price, and number of shares sold in this offering. Investors may experience a decline in the value of their shares of common stock. The trading price of the common stock has been volatile and subject to wide fluctuations. Many factors could have an impact on the market price of the common stock, including the factors described above and in the accompanying prospectus and those incorporated by reference herein and therein.

We cannot predict the actual number of shares of common stock that we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we will have the discretion to deliver a placement notice to the Sales Agent at any time during the term of the Sales Agreement. The number of shares of common stock that are sold through the Sales Agent will fluctuate based on a number of factors, including the market price of the common stock during the sales period, the limits we set with the Sales Agent in any applicable placement notice, and the demand for the common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not possible to predict the number of shares that will be sold or the gross proceeds we will raise in connection with those sales.

Sales of a significant number of shares of common stock in the public markets, or the perception that such sales could occur, could depress the market price of the common stock.

Sales of a significant number of shares of common stock in the public markets, or the perception that such sales could occur as a result of our utilization of our shelf registration statement, our Sales Agreement with the Sales Agent or otherwise could depress the market price of the common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of common stock or the market perception that we are permitted to sell a significant number of our securities would have on the market price of the common stock.

You may experience future dilution as a result of this offering, future equity offerings or other equity issuances.

We cannot assure you that we will not need to raise substantial capital in addition to the amounts we may raise in this offering. In order to raise such capital, we may in the future offer and issue additional shares of common stock or other securities convertible into or exchangeable for shares of common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering from time to time, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of common stock or other securities convertible into or exchangeable for shares of common stock in future transactions may be higher or lower than the price per share in this offering.

S-9

USE OF PROCEEDS

We may issue and sell shares of common stock having aggregate sales proceeds of up to $3,300,000 from time to time, before deducting Sales Agent commissions and expenses. The amount of proceeds from this offering will depend upon the number of shares of common stock sold and the market price at which they are sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. However, we currently intend to use the net proceeds from this offering for capital expenditure, sales and marketing activities, and working capital and general corporate purposes.

We will retain broad discretion in the allocation of the net proceeds from this offering and could utilize the proceeds in ways that do not necessarily improve our results of operations or enhance the value of the common stock.

S-10

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our historic net tangible book value of our common stock as of June 30, 2025 was approximately $3,905,293 or approximately $0.40 per share of common stock based upon 9,858,716 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of June 30, 2025.

After giving effect to the sale of our common stock in the aggregate amount of $3,300,000 at an assumed offering price of $2.42 per share, the last reported sale price of our common stock on NYSE American on August 27, 2025, and after deducting estimated offering commissions and aggregate offering expenses payable by us, our as adjusted historical net tangible book value as of June 30, 2025 would have been $6,976,293 or $0.62 per share of common stock. This represents, on an as adjusted historical basis, an immediate increase in net tangible book value of $0.22 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.80 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis:

Assumed offering price per share		$2.42
Historical net tangible book value per share as of June 30, 2025	$0.40
Increase in net tangible book value per share attributable to the offering	$0.22
As-adjusted net tangible book value per share after giving effect to the offering		$0.62
Dilution in net tangible book value per share to new investors		$1.80

The number of shares of our common stock to be outstanding immediately after this offering is based on 9,858,716 shares of common stock outstanding as of June 30, 2025, and excludes the following:

● 1,319,394 shares of our common stock issuable upon the exercise of stock options outstanding under Neuraxis, Inc. 2022 Omnibus Securities and Incentive Plan, as amended, at a weighted-average exercise price of $6.94 per share;

● 3,896,907 shares of common stock issuable upon conversion of the outstanding Series B Preferred Stock;

● 1,419,524 shares of common stock issuable upon the exercise of outstanding warrants, at a weighted-average exercise price of $2.44 per share; and

● 852,214 shares of restricted stock units granted pursuant to 2022 NeurAxis, Inc. Omnibus Securities and Incentive Plan.

The table above assumes for illustrative purposes that an aggregate of 1,363,636 shares of our common stock are sold at a price of $2.42 per share, the last reported sale price of our common stock on NYSE American on August 27, 2025, for aggregate gross proceeds of $3,300,000. The shares, if any, sold in this offering will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $2.42 per share shown in the table above, assuming we sell the same aggregate 1,363,636 shares, would increase our as adjusted net tangible book value per share after this offering to $0.74 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $2.68 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $2.42 per share shown in the table above, assuming we sell the same aggregate 1,363,636 shares, would decrease our as adjusted net tangible book value per share after this offering to $0.50 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.92 per share, after deducting commissions and estimated aggregate offering expenses payable by us.

S-11

PLAN OF DISTRIBUTION

On August 29, 2025, we entered into a Sales Agreement with Craig-Hallum under which we may offer and sell up to $3,300,000 of shares of our common stock from time to time through Craig-Hallum acting as sales agent or principal Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through the NYSE American, the existing trading market for our common stock, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the Sales Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law.

Each time we wish to issue and sell our shares of common stock under the Sales Agreement, we will notify Craig-Hallum of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Craig-Hallum, unless Craig-Hallum declines to accept the terms of such notice, Craig-Hallum has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Craig-Hallum under the Sales Agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Craig-Hallum is generally anticipated to occur on the first trading day (or such shorter settlement cycle as may be in effect under the Exchange Act from time to time) following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Craig-Hallum may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Craig-Hallum a commission equal to 3.0% of the gross offering proceeds of the shares of common stock sold pursuant to the Sales Agreement. Because there is no minimum offering amount required as a condition of this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed in the Sales Agreement to reimburse Craig-Hallum for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000 in legal expenses, plus up to $5,000 per due diligence update session. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Craig-Hallum under the terms of the Sales Agreement, will be approximately $130,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

In connection with the sale of our shares of common stock on our behalf, Craig-Hallum will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Craig-Hallum will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Craig-Hallum against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Craig-Hallum may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein. We and Craig-Hallum may each terminate the Sales Agreement at any time upon 10 days written notice.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed as an exhibit to a current report on Form 8-K incorporated by reference in this prospectus supplement.

Craig-Hallum and its affiliates have provided, and may in the future provide, various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they have received and may in the future receive customary fees. In connection with our registered direct offering in May 2025, Craig-Hallum acted as placement agent and received customary fees. In addition, in the ordinary course of its various business activities, Craig-Hallum and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Craig-Hallum or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Craig-Hallum, and Craig-Hallum may distribute the prospectus supplement and the accompanying prospectus electronically.

S-12

LEGAL MATTERS

The validity of the shares of our common stock offered hereby will be passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey. Ellenoff Grossman & Schole LLP, New York, New York, is counsel to the Sales Agent in connection with this offering.

EXPERTS

Our consolidated financial statements as of and for the years ended December 31, 2024 and 2023, incorporated by reference in this prospectus and the registration statement, of which it forms a part, have been audited by Rosenberg Rich Baker Berman, P.A., independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein, and are included in reliance on such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus supplement. This prospectus supplement omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits and schedules attached to the registration statement and the information incorporated by reference, for further information about us and the securities being offered pursuant to this prospectus supplement. Statements in this prospectus supplement regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete, and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed below in “Where You Can Find More Information.” We incorporate by reference into this prospectus supplement the specific documents listed below and all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the Offering of Securities under this prospectus supplement (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules), which future filings shall be deemed to be incorporated by reference into this prospectus supplement and to be part of this prospectus supplement from the date we subsequently file such documents.

● Our Annual Report on Form 10-K for the fiscal December 31, 2024 (the “Annual Report”) filed with the SEC on March 20, 2025;

● Our Quarterly Report on Form 10-Q for the three months ended March 31, 2025 filed with the SEC on May 12, 2025;

● Our Quarterly Report on Form 10-Q for the three months ended June 30, 2025 filed with the SEC on August 12, 2025;

S-13

● Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 14, 2025;

● Our Current Report on Form 8-K filed with the SEC on May 21, 2025, May 22, 2025, June 4, 2025 and July 3, 2025; and

● The description of our common stock is set forth in our registration statement on Form 8-A filed with the SEC on filed on August 8, 2023, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

NeurAxis, Inc.

11611 N. Meridian Street, Suite 330

Carmel, IN 46032

Telephone: (812) 689-0791

Attention: Corporate Secretary

You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website at https://neuraxis.com/. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or any accompanying prospectus supplement.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

S-14

PROSPECTUS

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-283798

NEURAXIS, INC.

$25,000,000 of

Common Stock

Preferred Stock

Warrants

Rights

Units

Offered by the Company

9,076,978 Shares of Common Stock

Offered by the Selling Stockholders

We may offer and sell up to $25 million in the aggregate of the securities identified above from time to time in one or more offerings. The selling stockholders identified herein (the “Selling Stockholders”) may offer and sell up to an aggregate of 9,076,978 shares of common stock, including (i) 1,786,117 shares of common stock consisting of (1) 786,552 shares of common stock issued to certain shareholders before the Company’s initial public offering (the “Pre-IPO Shareholders”), (2) 59,055 shares of common stock issued to certain investors in connection with their purchases of the Series B Preferred Stock, and (3) 940,510 shares of common stock issued to certain shareholders after the Company’s initial public offering (the “Post-IPO Shareholders”), which are unrelated to the issuance of Series B Preferred Stock, (ii) 2,139,883 shares of common stock issuable upon exercise of warrants issued to certain investors (the “Warrant Shares”), (iii) 4,280,939 shares of common stock issuable upon conversion of 4,280,939 shares of Series B Preferred Stock, and (iv) 870,039 shares of common stock issuable as dividends when declared by the Company with respect to Series B Preferred Stock (“Series B Preferred Stock Dividend Shares”), pursuant to section 3 of the certificate of designation of preferences, rights and limitations of Series B Preferred Stock. The 9,076,978 shares of common stock offered by the Selling Stockholders are defined herein as the “Selling Stockholder Shares.”

Each time we or the selling stockholders offer(s) and sell(s) securities, we or such selling stockholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling stockholders, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers, or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission, or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

In addition, the Selling Stockholders may sell the common stock at market prices prevailing at the times of sale, prices related to the prevailing market prices or negotiated prices. The Selling Stockholders may offer our common stock to or through underwriters, dealers or other agents, directly to investors or through any other manner permitted by law, on a continued or delayed basis. We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, and the Selling Stockholders will bear all incremental selling expenses, including commissions and discounts, brokerage fees and other similar selling expenses they incur in sale of the securities. See “Plan of Distribution”.

We will not receive any proceeds from the sale of any securities by the Selling Stockholders. The registration of the securities covered by this prospectus does not necessarily mean that any of these securities will be offered or sold by us or the Selling Stockholders. The timing and amount of any sale of the Selling Stockholder Shares is within the Selling Stockholders’ sole discretion, subject to certain restrictions. To the extent that such Selling Stockholders sell any securities, such holder may be required to provide you with this prospectus identifying and containing specific information about the Selling Stockholders and the terms of the securities being offered.

The Selling Stockholders and intermediaries through whom the securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

The aggregate market value of our outstanding common stock held by non-affiliates is $19,702,173.12 based on 7,176,393 shares of common stock issued and outstanding, of which, 881,769 shares are held by affiliates, and a per share price of $3.13 based on the closing sale price of our common stock on January 27, 2024 (the highest closing sale price within the sixty days prior to the date of this filing). Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Our common stock is listed on the NYSE American under the symbol “NRXS”. On February 4, 2025, the closing price of our common stock on the NYSE American was $2.60 per share.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus, before purchasing any of the securities offered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated February 11, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $25,000,000, and the Selling Stockholders may, from time to time, sell up to 9,076,978 shares of common stock as described in this prospectus.

Each time that we or the Selling Stockholders offer(s) and sell(s) securities, we or the Selling Stockholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Neither we nor the Selling Stockholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in this prospectus. Neither we nor the Selling Stockholders have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus we have prepared. Neither we nor the Selling Stockholders take any responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

As used in this prospectus, the terms “we,” “us,”, “the Company”, “our,” and “Neuraxis” refer to Neuraxis, Inc., a corporation organized under the laws of Delaware, including our subsidiaries, unless the context indicates a different meaning.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements”. Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “anticipate,” “predict,” “project,” “forecast,” “potential,” and “continue” or the negatives thereof or similar expressions. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees of future performance. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates.

We cannot predict all the risks and uncertainties that may impact our business, financial condition, or results of operations. Accordingly, the forward-looking statements in this prospectus should not be regarded as representations that the results or conditions described in such statements will occur or that our objectives and plans will be achieved. These forward-looking statements are found at various places throughout this prospectus and include information concerning possible or projected future results of our operations, including statements about potential acquisition or merger targets, strategies or plans; business strategies; prospects; future cash flows; financing plans; plans and objectives of management; any other statements regarding future cash needs, future operations, business plans and future financial results; and any other statements that are not historical facts. We qualify all of the forward-looking statements in this prospectus by this cautionary note.

These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors” starting page 2 of this prospectus.

Many of those risk factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Considering these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. All subsequent written and oral forward-looking statements concerning other matters addressed in this prospectus and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus.

Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

iii

THE COMPANY

Overview

Neuraxis, Inc. (“we”, “us”, the “Company” or “Neuraxis”) is a medical technology company focused on developing neuromodulation therapies to address chronic and debilitating conditions in children and adults. We are dedicated to advancing science with our proprietary IB-Stim therapy, based on our Percutaneous Electrical Nerve Field Stimulation (PENFS) technology, which was developed internally by the Company. We believe that superior science and evidence-based research, are necessary for adoption by the medical and scientific community. With one FDA indication (functional abdominal pain associated with IBS in adolescents 11-18 years old) on the market, additional clinical trials of PENFS in multiple pediatric conditions are underway focused on unmet healthcare needs in children, see “-Our Pipeline” for more information.

Our first product, IB-Stim, is a PENFS system intended to be used in patients 11-18 years of age with functional abdominal pain associated with IBS. IB-Stim is a US FDA Class II medical device that has received one regulatory clearance: IB-Stim (DEN180057, 2019), under the regulation name of “non-implanted nerve stimulator for functional abdominal pain relief.”

Corporate Information

We incorporated in Indiana on April 17, 2012, under the name Innovative Health Solutions, Inc. On March 11, 2022, we amended our Articles of Incorporation to change our name to Neuraxis, Inc. On June 23, 2022, we changed our state of incorporation from Indiana to Delaware.

Our principal executive offices are located at 11611 N Meridian St, Suite 330, Carmel, IN 46032, and our telephone number is (812) 689-0791.

1

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks described below, together with all of the other information included or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in the Annual Report on Form 10-K for the period ended December 31, 2023 and the Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2024, each of which has been filed with the SEC and is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any free writing prospectus, before deciding whether to purchase our Securities in this offering. All of these risk factors are incorporated herein in their entirety. However, the risks incorporated by reference are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition. If any of these risks actually materialize, our business, prospects, financial condition, and results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

2

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

We will not receive any proceeds from the sale of common stock by the Selling Stockholders. All proceeds from the sale of the Selling Stockholder Shares will be paid directly to the Selling Stockholders.

3

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of February 3, 2025, with respect to the holdings of: (i) each person who is the beneficial owner of more than 5% of our common stock, (ii) each of our directors, (iii) each executive officer, and (iv) all of our executive officers and directors as a group.

Beneficial ownership of the common stock is determined in accordance with the rules of the SEC and includes any shares of our common stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of February 3, 2025. Applicable percentage ownership in the following table is based on 7,176,393 shares of common stock issued and outstanding as of February 3, 2025, plus, for each individual, any securities that person has the right to acquire within 60 days of February 3, 2025 through exercise of warrants, stock options or otherwise.

To the best of our knowledge, each of the persons named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Name of Owner	Shares of Common Stock Owned Beneficially	Percent of Class Before the Offering	Percent of Class After the Offering (1)

5% Holders
Masimo Corporation (2)	531,548	7.4%	4.3%
Brian P. Hannasch (3)	695,753	9.7%	5.6%
PBF Venture Group LLC (4)	695,219	9.3%	5.6%
Executive Officers and Directors (5)
Brian Carrico (6)	84,118	1.2%	*
Timothy Henrichs	-	*	*
Adrian Miranda (7)	67,441	*	*
Thomas Carrico (8)	66,247	*	*
Christopher Robin Brown	792,837	11.0%	6.4%
Bradley Mitch Watkins	24,737	*	*
Beth Keyser	24,737	*	*
Kristin Ferge	14,340	*	*
Gilad Aharon (9)	124,073	1.7%	1.0%
Officers and directors as a group (9 persons)	1,159,259	14.4%	8.4%

* Less than 1%.

(1)	Assumes (i) all 4,280,939 shares of Series B Preferred Stock that are outstanding as of February 3, 2025 will be converted into the 4,280,939 shares of Common Stock underlying such shares of Series B Preferred Stock and (ii) all 870,039 shares of common stock underlying the Series B Preferred Stock Dividend Shares will be declared by the Company that are being registered pursuant to the registration statement of which this prospectus forms a part.

(2)	The business address for Masimo Corporation is 52 Discovery, Irvine, California 92618.
(3)	Shares of common stock beneficially owned includes 12,852 warrants.

(4)	Shares of common stock beneficially owned includes 306,379 Warrant Shares. The business address for PBF Venture Group LLC is 5501 Woodrow Avenue, Austin, Texas 78756.

(5)	The business address for each executive officer and director is 11611 N. Meridian Street, Suite 330 Carmel, IN. 46032.
(6)	Shares of common stock beneficially owned includes 64,000 options to purchase shares of common stock.

(7)	Shares of common stock beneficially owned includes 67,441 options to purchase shares of common stock.

(8)	Shares of common stock beneficially owned includes 61,247 options to purchase shares of common stock.

(9)	Shares of common stock beneficially owned includes 124,073 shares of common stock issuable upon conversion of Series B Preferred Stock.

4

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Certificate of Incorporation, as amended, and Bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information” and “Incorporation by Reference.”

The Company is authorized to issue 105,000,000 shares of capital stock, par value $0.001 per share, of which 100,000,000 are shares of common stock and 5,000,000 are shares of preferred stock. As of February 3, 2025, there were 7,176,393 shares of common stock issued and outstanding.

Description of Common Stock

The holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Shares of common stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding common stock will be able to elect the entire board of directors and, if they do so, minority stockholders would not be able to elect any persons to the board of directors. Our bylaws provide that a majority of our issued and outstanding shares constitutes a quorum for stockholders’ meetings, except respecting certain matters for which a greater percentage quorum is required by statute or the bylaws.

Our common stockholders have no pre-emptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of our liquidation, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities and after the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Holders of common stock are entitled to receive such dividends as the board of directors may, from time to time, declare out of funds legally available for the payment of dividends. We seek growth and expansion of our business through the reinvestment of profits, if any, and do not anticipate that we will pay dividends in the foreseeable future.

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our Board, in its discretion, determines to declare and pay dividends and then only at the times and in the amounts that our Board may determine.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters properly submitted to a vote of stockholders on which holders of common stock are entitled to vote. We have not provided for cumulative voting for the election of directors in our Certificate of Incorporation.

No Pre-emptive or Similar Rights

Our common stock is not entitled to pre-emptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

The common stock is listed on the NYSE American under the trading symbol “NRXS.”

Vstock Transfer LLC is the Company’s transfer agent with respect to our common stock. The principal business address of the transfer agent is 18 Lafayette Place, Woodmere, NY 11598. Phone: 212-828-8436.

Certain Anti-Takeover Provisions of Delaware Law, Our Certificate of Incorporation and Our Bylaws

Section 203 of the Delaware General Corporation Law (“DGCL”) provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “Business Combinations” with such corporation for a period of three years from the time such person acquired 15% or more of such corporation’s voting stock, unless: (1) the board of directors of such corporation approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder, (2) the interested stockholder owns at least 85% of the outstanding voting stock of such corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans), or (3) the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2/3 of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or Bylaws not to be governed by this particular Delaware law.

Our certificate of incorporation, our bylaws and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our board of directors. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the members of our board of directors or taking other corporate actions, including effecting changes in our management. For instance, our certificate of incorporation does not provide for cumulative voting in the election of directors. Our board of directors are empowered to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director in certain circumstances; and our advance notice provisions in our bylaws require that stockholders must comply with certain procedures in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting.

Our authorized but unissued common stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

5

DESCRIPTION OF PREFERRED STOCK

Our Certificate of Incorporation, as amended, empowers our board of directors, without action by our shareholders, to issue up to 5,000,000 shares of preferred stock. The Company has designated a total of 5,000,000 shares of preferred stock in the form of Series B Preferred Stock (the “Series B Preferred Stock”).

Series B Preferred Stock

The Series B Preferred Stock is convertible at any time into shares of Common Stock without any further consideration. The number of shares of preferred stock to be designated as Series B Preferred Stock will be 5,000,000. The stated value of the Series B Preferred Stock will be $2.38 per share. Each holder of the Series B Preferred Stock shall be entitled to receive dividends payable on the stated value of the Series B Preferred Stock at a rate of 8.5% per annum, either in cash or in shares of Common Stock. The right to receive dividends of the Series B Preferred Stock will automatically expire on December 31, 2026, and the liquidation rights of the Series B Preferred Stock will automatically expire on June 30, 2025. The number of shares of the Common Stock that a holder of Series B Preferred Stock is entitled to receive shall not exceed the maximum percentage chosen by the holder, which is initially set at between 4.99% and 19.99% of the number of outstanding shares of the Common Stock at the time of the conversion of the Series B Preferred Stock shares until the Stockholder Approval is obtained. Following the issuance of the Series B Preferred Stock, it will rank senior to the Common Stock with respect to payments upon the liquidation, dissolution and winding up of the Company.

We will fix the rights, preferences, privileges, and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period, and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	any contractual limitations on our ability to declare, set aside, or pay any dividends;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve, or wind up our affairs;

●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve, or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

6

DESCRIPTION OF WARRANTS

We may offer to sell warrants from time to time. If we do so, we will describe the specific terms of the warrants in a prospectus supplement. In particular, we may issue warrants for the purchase of common stock or preferred stock in one or more series. We may also issue warrants independently or together with other securities and the warrants may be attached to or separate from those securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale, or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	certain United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific material terms, preferences, rights, or limitations of or restrictions on the warrants.

Holders may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with other requested information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If a holder exercises fewer than all of the warrants represented by the warrant certificate, then we will issue a new warrant certificate for the remaining amount of warrants.

Holders will not have any of the rights of the holders of the securities purchasable upon the exercise of warrants until you exercise them. Accordingly, holders will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities you can purchase upon exercise of the warrants.

The information provided above is only a summary of the terms under which we may offer warrants for sale. Accordingly, investors must carefully review the applicable warrant agreement for more information about the specific terms and conditions of these warrants before investing in us. In addition, please carefully review the information provided in the applicable prospectus supplement, which contains additional information that is important for you to consider in evaluating an investment in our securities.

7

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our Common Stock or preferred stock described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent for any rights we offer will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement, or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock, or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering;

●	the withdrawal, termination, and cancellation rights;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment;

●	whether stockholders are entitled to oversubscription rights;

●	any U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures, and limitations relating to the distribution, exchange, and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters, or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

8

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

9

SELLING STOCKHOLDERS

The Selling Stockholders are offering an aggregate of 9,076,978 shares of common stock, including:

(i) 1,786,117 shares of common stock consisting of (1) 786,552 shares of common stock issued to Pre-IPO Shareholders, (2) 59,055 shares of common stock issued to certain investors in connection with their purchases of the Series B Preferred Stock, and (3) 940,510 shares of common stock issued to Post-IPO Shareholders, which are unrelated to the issuance of Series B Preferred Stock, (ii) 2,139,883 Warrant Shares, (iii) 4,280,939 shares of common stock issuable upon conversion of 4,280,939 shares of Series B Preferred Stock, and (iv) 870,039 shares of common stock issuable as dividends when declared by the Company with respect to Series B Preferred Stock (“Series B Preferred Stock Dividend Shares”), pursuant to section 3 of the certificate of designation of preferences, rights and limitations of Series B Preferred Stock.

The Selling Stockholders may sell some, all or none of their Selling Stockholder Shares. Unless otherwise indicated in the footnotes below, the Selling Stockholders have not had any material relationship with us or any of our affiliates within the past three years other than as a security holder. To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the Selling Stockholder Shares reported. None of the Selling Stockholders is a spouse or minor child of another Selling Stockholder.

We have prepared the following table based on written representations and information furnished to us by or on behalf of the Selling Stockholders. Unless otherwise indicated in the footnotes below, we believe that: (i) the Selling Stockholders are not a broker-dealer or affiliate of a broker-dealer, and (ii) the Selling Stockholders have not had direct or indirect agreements or understandings with any person to distribute their Selling Stockholder Shares. To the extent the Selling Stockholders identified below are, or are affiliated with, a broker-dealer, it could be deemed, to be an “underwriter” within the meaning of the Securities Act. Information about the Selling Stockholders may change over time.

The following table presents information regarding the Selling Stockholders and the Selling Stockholder Shares that they may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the Selling Stockholders, and reflects their respective holdings as of February 3, 2025, unless otherwise noted in the footnotes to the table. Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the date of this table, to our knowledge and subject to applicable community property rules, the persons and entities named in the table have sole voting and sole investment power with respect to all equity interests beneficially owned. The percentage of shares beneficially owned before and after this offering is based on shares of our common stock issued and outstanding on February 3, 2025.

Selling Stockholder	Shares Beneficially Owned Before this Offering		Percentage of Outstanding Shares Beneficially Owned Before this Offering	Shares to be Sold in this Offering	Shares Beneficially Owned After this Offering	Percentage of Outstanding Shares Beneficially Owned After this Offering (1)
Flagstaff International, LLC (2)	529,005		7.1%	529,005	0	-
Ross Carmel (3)	53,759		*	53,759	0	-
GMGP, LLC (4)	191,744		2.7%	191,744	0	-
Davina Lockhart (5)	53,690		*	53,690	0	-
Bruce Conway (6)	111,862		1.6%	111,862	0	-
Gankiewicz Living Trust (7)	50,771		*	50,771	0	-
Robert Swackhamer (8)	4,003		*	4,003	0	-
William Nichols (9)	8,993		*	8,993	0	-
HAK Nevada Trust (10)	127,039		1.8%	127,039	0	-
Alyson Carlin (11)	80,066		1.1%	80,066	0	-
WVP Emerging Manager Onshore Fund LLC - Optimized Equity Series (12)	89,975		1.3%	89,975	0	-
WVP Emerging Manager Onshore Fund LLC - AIGH Series (13)	311,581		4.3%	311,581	0	-
AIGH Investment Partners, LP (14)	1,165,265		14.3%	1,165,265	0	-
Peter Baek	20,000		*	20,000	0	-
Matt Carrico	10,000		*	10,000	0	-
Deborah Cipriano (15)	12,491		*	12,491	0	-
Dan Clarence	25,832		*	25,832	0	-
EMMIS CAPITAL II, LLC (16)	72,752		*	72,752	0	-
Exchange Listing, LLC (17)	390,304		5.5%	390,304	0	-
Genesis Investments, LLC (18)	22,202		*	11,604	10,598	*
Brian P. Hannasch	695,753	(19)	9.9%	562,420	133,333	1.9%
Samuel Hutchinson	4,000		*	4,000	0	-
Irrevocable Trust For Savanna C. Stapp	50,356		*	50,356	0	-
Irrevocable Trust For Mark T. Volz	100,712		1.4%	100,712	0	-
Irrevocable Trust For Abby E. (Brown) Baier	50,356		*	50,356	0	-
Irrevocable Trust For Jessica L. (Brown) Snodgrass	50,356		*	50,356	0	-
Jeffery K. Parsigian LLC (20)	5,802		*	5,802	0	-
Jill & Robert Lynch	23,720	(21)	*	7,982	15,738	*
Lincoln 2000 LLC	125,000		1.8%	125,000	0	-
Lucosky Brookman LLP (22)	50,000		*	50,000	0	-
LV IHS SPV I, LLC (23)	26,268		*	26,268	0	-
Thomas Lynch	23,601	(24)	*	6,962	16,639	*
Sanjay Hiru Malkani	68,072	(25)	1.0%	23,208	44,864	*
Muse Investments, LLC (26)	5,802		*	5,802	0	-
Rogan O’Donnell	5,712		*	5,712	0	-
Art Roberts	4,000		*	4,000	0	-
Mary Fyffe Ross	2,277		*	2,277	0	-
John Seale	20,000		*	20,000	0	-
Sierra Enterprises LLC (27)	192,723		2.8%	192,723	0	-
Mark Volz	4,000		*	4,000	0	-
Holt Legacy Trust (28)	1,518		*	1,518	0	-
Andres Lugo	30,944		*	30,944	0	-
Paul Lynch	15,734	(29)	*	4,642	11,092	*
Robert Lynch	11,604		*	11,604	0	-
Dave McDowell	61,538	(30)	*	23,208	38,330	*
Thomas Tyrone McDaniel and Kathleen A Kerezman	86,406	(31)	1.2%	30,944	55,462	*
Valor Media Group (32)	10,145		*	10,145	0	-
Investor Company ITF Rosalind Master Fund L.P.(33)	2,233,759	(34)	9.9%	2,233,759	0	-
Gilad Aharon	124,073	(35)	1.7%	124,073	0	-
Steven Salamon	124,073	(36)	1.7%	124,073	0	-
Douglas and Sharon Crawford	4,989	(37)	*	4,989	0	-
Lori Matthews	24,951	(38)	*	24,951	0	-
Daryl Kruper	13,667	(39)	*	13,667	0	-
Brad Kruper	13,667	(40)	*	13,667	0	-
J Geddes Parson	10,933	(41)	*	10,933	0	-
Carol Taurosa	4,721	(42)	*	4,721	0	-
Bigger Capital Fund, LP	66,138	(43)	*	66,138	0	-
District 2 Capital Fund, LP	132,276	(44)	1.9%	132,276	0	-
Masimo Corporation	821,327	(45)	10.5%	289,779	531,548	7.6%
Dr John E Bishop	10,214	(46)	*	10,214	0	-
Stephan Kuppenheimer	20,427	(47)	*	20,427	0	-
Daniel Proscia	20,427	(48)	*	20,427	0	-
Stacy L Giunta Revocable Trust	10,214	(49)	*	10,214	0	-
108 Sussex LLC	275,746	(50)	3.8%	275,746	0	-
Raymond & Catherine Marzulli	20,427	(51)	*	20,427	0	-
ProActive Capital Partners LP	20,427	(52)	*	20,427	0	-
PBF Venture Group LLC	695,219	(53)	9.3%	306,379	388,840	5.4%
Dr Vincent Lanteri	5,107	(54)	*	5,107	0	-
Stuart Gitlow MD	3,064	(55)	*	3,064	0	-
Oak Tree Development Group LLC	5,107	(56)	*	5,107	0	-
Gregory P Hayden	5,107	(57)	*	5,107	0	-
Charles Kirkland	20,427	(58)	*	20,427	0	-
Dr. Craig Womeldorph	5,107	(59)	*	5,107	0	-
Joel Hendrickson	7,150	(60)	*	7,150	0	-
Ira Bershatsky	2,043	(61)	*	2,043	0	-
Cavalry Investment Fund LP	66,994	(62)	1.0%	66,994	0	-
Evergreen Capital Management LLC	90,250	(63)	1.3%	90,250	0	-
Christopher Carlin	173,255	(64)	2.4%	173,255	0	-
Jonathan Gazdak	120,000	(65)	1.6%	120,000	0	-
Matthew Rista	37,552	(66)	*	37,552	0
Rocco Guidicipietro	36,000	(67)	*	36,000	0	-
Joseph Amato	36,000	(68)	*	36,000	0	-
John Slipek	1,850	(69)	*	1,850	0	-
Andrew Murino	481	(70)	*	481	0	-
Nicholas Filippo	1,260	(71)	*	1,260	0	-
Christopher Laffey	1,260	(72)	*	1,260	0	-
Total	10,323,422		-	9,076,978	1,246,444	-

* Less than 1%.

(1) Assumes all shares offered by the Selling Stockholders are sold and that the Selling Stockholders buy or sell no additional shares of common stock prior to the completion of this offering. The registration of these shares does not necessarily mean that the Selling Stockholders will sell all or any portion of the shares covered by this prospectus.

(2) Includes (i) 12,608 shares of common stock, (ii) 102,126 Warrant Shares, (iii) 336,132 shares of common stock issuable upon conversion of Series B Preferred Stock, and (iv) 78,139 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company. Ricardo Salas, Manager of Flagstaff International LLC, has discretionary authority to vote and dispose of the shares held by Flagstaff International LLC and may be deemed to be the beneficial owner of these shares. The address of Flagstaff International LLC is 6300 Sagewood Drive #H268, Park City, UT 84098.

(3) Includes (i) 1,910 shares of common stock, (ii) 42,016 shares of common stock issuable upon conversion of Series B Preferred Stock, and (iii) 9,833 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company.

(4) Includes (i) 6,638 shares of common stock, (ii) 150,000 shares of common stock issuable upon conversion of Series B Preferred Stock, and (iii) 35,106 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company. Curtis Bernhardt and June Masaki, Managers of GMGP, LLC, has discretionary authority to vote and dispose of the shares held by GMGP, LLC and may be deemed to be the beneficial owner of these shares. The address of GMGP, LLC is PO BOX 646, GLENHAVEN CA 95443.

10

(5) Includes (i) 1,841 shares of common stock, (ii) 42,016 shares of common stock issuable upon conversion of Series B Preferred Stock, and (iii) 9,833 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company.

(6) Includes (i) 2,729 shares of common stock, (ii) 20,427 Warrant Shares, (iii) 72,282 shares of common stock issuable upon conversion of Series B Preferred Stock, and (iv) 16,424 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company.

(7) Includes (i) 383 shares of common stock, (ii) 42,016 shares of common stock issuable upon conversion of Series B Preferred Stock, and (iii) 8,372 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company.

(8) Includes (i) 115 shares of common stock, (ii) 3,151 shares of common stock issuable upon conversion of Series B Preferred Stock, and (iii) 737 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company.

(9) Includes (i) 115 shares of common stock, (ii) 7,352 shares of common stock issuable upon conversion of Series B Preferred Stock, and (iii) 1,526 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company.

(10) Includes (i) 3,635 shares of common stock, and (ii) 100,000 shares of common stock issuable upon conversion of Series B Preferred Stock, and (iii) 23,404 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company. Jesse Novalis, Trustee of HAK Nevada Trust, has discretionary authority to vote and dispose of the shares held by HAK Nevada Trust and may be deemed to be the beneficial owner of these shares. The address of HAK Nevada Trust is 3540 W. Sahara Avenue, Suite 479 Las Vegas, NV 89102.

(11) Includes (i) 2,291 shares of common stock, (ii) 63,025 shares of common stock issuable upon conversion of Series B Preferred Stock, and (iii) 14,750 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company.

(12) Includes (i) 1,552 shares of common stock, and (ii) 72,364 shares of common stock issuable upon conversion of Series B Preferred Stock, and (iii) 16,059 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company. The number of shares of Common Stock that Selling Stockholder is entitled to receive upon conversion of the Series B Preferred Stock is subject to a beneficial ownership limitation of 9.99%. Mr. Orin Hirschman is the managing member of AIGH CM, who is a sub-advisor with respect to the securities held by WVP Emerging Manager Onshore Fund, LLC - Optimized Equity Series. Mr. Hirschman has voting and investment control over the securities indirectly held by AIGH CM and directly held by Mr. Hirschman and his family directly. The address for AIGH CM and Mr. Hirschman is 6006 Berkeley Avenue, Baltimore, Maryland 21209.

(13) Includes (i) 5,369 shares of common stock, (ii) 250,597 shares of common stock issuable upon conversion of Series B Preferred Stock, and (iii) 55,615 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company. The number of shares of Common Stock that this Selling Stockholder is entitled to receive upon conversion of the Series B Preferred Stock is subject to a beneficial ownership limitation of 9.99%. Mr. Orin Hirschman is the managing member of AIGH Capital Management, LLC, a Maryland limited liability company (“AIGH CM”), who is a sub-advisor with respect to the securities held by WVP Emerging Manager Onshore Fund, LLC - AIGH Series. Mr. Hirschman has voting and investment control over the securities indirectly held by AIGH CM and directly held by Mr. Hirschman and his family directly. The address for AIGH CM and Mr. Hirschman is 6006 Berkeley Avenue, Baltimore, Maryland 21209.

(14) Includes (i) 19,869 shares of common stock, (ii) 937,544 shares of common stock issuable upon conversion of Series B Preferred Stock, and (iii) 207,852 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company. The number of shares of Common Stock that this Selling Stockholder is entitled to receive upon conversion of the Series B Preferred Stock is subject to a beneficial ownership limitation of 9.99%. Mr. Orin Hirschman is the managing member of AIGH Capital Management, LLC, a Maryland limited liability company (“AIGH CM”), who is an advisor with respect to the securities held by AIGH Investment Partners, L.P. (“AIGH LP”). Mr. Hirschman has voting and investment control over the securities indirectly held by AIGH CM, directly held by AIGH LP and directly held by Mr. Hirschman and his family. The address for AIGH CM, AIGH LP and Mr. Hirschman is 6006 Berkeley Avenue, Baltimore, Maryland 21209.

(15) Includes (i) 2,277 shares of common stock and (ii) 10,214 Warrant Shares.

(16) Includes (i) 6,614 shares of common stock and (ii) 66,138 Warrant Shares. Peter Goldstein, Managing Member of EMMIS CAPITAL II, LLC, has discretionary authority to vote and dispose of the shares held by EMMIS CAPITAL II, LLC and may be deemed to be the beneficial owner of these shares. The address of EMMIS CAPITAL II, LLC is 151 N. Nob Hill Road, Suite 321, Fort Lauderdale, FL 33324.

(17) Includes (i) 252,646 shares of common stock and (ii) 137,658 Warrant Shares. Peter Goldstein, Chief Executive Officer and Founder of Exchange Listing, LLC, has discretionary authority to vote and dispose of the shares held by Exchange Listing, LLC and may be deemed to be the beneficial owner of these shares. The address of Exchange Listing, LLC is 515 E Las Olas Blvd, Suite 120 Fort Lauderdale, FL 33301.

(18) Includes (i) 11,604 shares of common stock being registered hereby, and (ii) 10,598 unrestricted shares of common stock that are not being registered by the registration statement of which this prospectus forms a part. Jeff Sanwan, Manager of Genesis Investments, LLC, has discretionary authority to vote and dispose of the shares held by Genesis Investments, LLC and may be deemed to be the beneficial owner of these shares. The address of Genesis Investments, LLC is 2700 W. 80th Avenue, Anchorage, AK 99502.

(19) Includes (i) 549,568 shares of common stock, (ii) 12,852 Warrant Shares, and (iii) 133,333 unrestricted shares of common stock that are not being registered by the registration statement of which this prospectus forms a part.

(20) Jeffrey Parsigian, Manager of Jeffery K. Parsigian LLC, has discretionary authority to vote and dispose of the shares held by Jeffery K. Parsigian LLC and may be deemed to be the beneficial owner of these shares. The address of Jeffery K. Parsigian LLC is c/o Neuraxis Inc., 123 Maxwell Avenue, Royal Oak, MI 48067.

(21) Includes (i) 7,982 shares of common stock being registered hereby, and (ii) 15,738 unrestricted shares of common stock that are not being registered by the registration statement of which this prospectus forms a part.

11

(22) Joseph Lucosky, the managing partner, has discretionary authority to vote and dispose of the shares held by Lucosky Brookman LLP and may be deemed to be the beneficial owner of these shares. The address of Lucosky Brookman LLP is 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830.

(23) Alex Holt, Manager of LV IHS SPV I, LLC, has discretionary authority to vote and dispose of the shares held by LV IHS SPV I, LLC and may be deemed to be the beneficial owner of these shares. The address of LV IHS SPV I, LLC is 1030 Bay Road, Apartment 304E, Vero Beach, FL 32963.

(24) Includes (i) 6,962 shares of common stock being registered hereby, and (ii) 16,639 unrestricted shares of common stock that are not being registered by the registration statement of which this prospectus forms a part.

(25) Includes (i) 23,208 shares of common stock being registered hereby, and (ii) 44,864 unrestricted shares of common stock that are not being registered by the registration statement of which this prospectus forms a part.

(26) Steve Petruska, Manager of Muse Investments, LLC, has discretionary authority to vote and dispose of the shares held by Muse Investments, LLC and may be deemed to be the beneficial owner of these shares. The address of Muse Investments, LLC is c/o Neuraxis Inc., 10385 Lakeshore Drive E, Goodrich, MI 48438.

(27) Dan Clarence, Member of Sierra Enterprises LLC, has discretionary authority to vote and dispose of the shares held by Sierra Enterprises LLC and may be deemed to be the beneficial owner of these shares. The address of Sierra Enterprises LLC is 21245 Homes Circle, Venice, FL 34293.

(28) Alex Holt, Manager of Holt Legacy Trust, has discretionary authority to vote and dispose of the shares held by Holt Legacy Trust and may be deemed to be the beneficial owner of these shares. The address of Holt Legacy Trust is 304 Fulton Street Philadelphia, PA 19147.

(29) Includes (i) 4,642 shares of common stock being registered hereby, and (ii) 11,092 unrestricted shares of common stock that are not being registered by the registration statement of which this prospectus forms a part.

(30) Includes (i) 23,208 shares of common stock being registered hereby, and (ii) 38,330 unrestricted shares of common stock that are not being registered by the registration statement of which this prospectus forms a part.

(31) Includes (i) 30,944 shares of common stock being registered hereby, and (ii) 55,462 unrestricted shares of common stock that are not being registered by the registration statement of which this prospectus forms a part.

(32) Christian Tureaud, Manager of Valor Media Group, has discretionary authority to vote and dispose of the shares held by Valor Media Group and may be deemed to be the beneficial owner of these shares. The address of Valor Media Group is 9903 Santa Monica Blvd, #416 Beverly Hills, CA 90212.

(33) Steven Salamon, President and Gil Aharon, Secretary of Rosalind Advisors, Inc., which is the investment advisor to Rosalind Master Fund L.P., have the voting and dispositive power over the shares held by Investor Company ITF Rosalind Master Fund L.P. Investor Company ITF Rosalind Master Fund L.P.’s address is c/o ROSALIND Advisors, Inc., 15 Wellesley Street West, Suite 326, Toronto, ON, Canada M4Y 0G7.

(34) Includes (i) 1,890,756 shares of common stock issuable upon conversion of Series B Preferred Stock, and (ii) 343,003 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company. The number of shares of Common Stock that Selling Stockholder is entitled to receive upon conversion of the Series B Preferred Stock is subject to a beneficial ownership limitation of 9.99%.

(35) Includes (i) 105,042 shares of common stock issuable upon conversion of Series B Preferred Stock, and (ii) 19,031 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company.

(36) Includes (i) 105,042 shares of common stock issuable upon conversion of Series B Preferred Stock, and (ii) 19,031 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company.

(37) Includes (i) 4,201 shares of common stock issuable upon conversion of Series B Preferred Stock and (ii) 788 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company.

(38) Includes (i) 21,008 shares of common stock issuable upon conversion of Series B Preferred Stock and (ii) 3,943 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company.

(39) Includes (i) 11,573 shares of common stock issuable upon conversion of Series B Preferred Stock and (ii) 2,094 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company.

(40) Includes (i) 11,573 shares of common stock issuable upon conversion of Series B Preferred Stock and (ii) 2,094 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company.

(41) Includes (i) 9,258 shares of common stock issuable upon conversion of Series B Preferred Stock and (ii) 1,675 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company.

(42) Includes (i) 3,991 shares of common stock issuable upon conversion of Series B Preferred Stock and (ii) 730 shares of common stock issuable as Series B Preferred Stock Dividend Shares when declared by the Company.

(43) Includes 66,138 Warrant Shares. Michael Bigger, Managing Member of Bigger Capital GP, LLC, General Partner of Bigger Capital Fund, LP, has discretionary authority to vote and dispose of the shares held by Bigger Capital Fund, LP and may be deemed to be the beneficial owner of these shares. The address of Bigger Capital Fund, LP is 11700 W Charleston Blvd 170-659, Las Vegas, NV 89135.

(44) Includes 132,276 Warrant Shares. Michael Bigger, Managing Member of District 2 GP LLC, General Partner of District 2 Capital Fund, LP, has discretionary authority to vote and dispose of the shares held by District 2 Capital Fund, LP and may be deemed to be the beneficial owner of these shares. The address of District 2 Capital Fund, LP is 14 Wall Street, 2nd Floor, Huntington, NY 11743.

(45) Includes 289,779 Warrant Shares. The business address for Masimo Corporation is 52 Discovery, Irvine, California 92618.

(46) Includes 10,214 Warrant Shares.

(47) Includes 20,427 Warrant Shares.

(48) Includes 20,427 Warrant Shares.

(49) Includes 10,214 Warrant Shares.

(50) Includes 275,746 Warrant Shares. Clark Reinhard, owner of 108 Sussex LLC, has discretionary authority to vote and dispose of the shares held by 108 Sussex LLC and may be deemed to be the beneficial owner of these shares. The address of 108 Sussex LLC is 304 South Euclid Ave, Westfield, NJ 07090.

(51) Includes 20,427 Warrant Shares.

(52) Includes 20,427 Warrant Shares. Jeffrey Ramson, Manager of ProActive Capital Partners LP, has discretionary authority to vote and dispose of the shares held by ProActive Capital Partners LP and may be deemed to be the beneficial owner of these shares. The address of ProActive Capital Partners LP is 150 East 58th Street, 16th Floor, New York, NY 10155.

(53) Includes 306,379 Warrant Shares. Jonathan Paul Clemens, sole owner of PBF Venture Group LLC, has discretionary authority to vote and dispose of the shares held by PBF Venture Group LLC and may be deemed to be the beneficial owner of these shares. The address of PBF Venture Group LLC is 5501 Woodrow Ave, Austin, TX 78756.

(54) Includes 5,107 Warrant Shares.

(55) Includes 3,064 Warrant Shares.

(56) Includes 5,107 Warrant Shares. Gregory P Hayden, Managing Member of Oak Tree Development Group LLC, has discretionary authority to vote and dispose of the shares held by Oak Tree Development Group LLC and may be deemed to be the beneficial owner of these shares. The address of Oak Tree Development Group LLC is 169 Western Highway Box G, West Nyack, NY 10994.

(57) Includes 5,107 Warrant Shares.

(58) Includes 20,427 Warrant Shares.

(59) Includes 5,107 Warrant Shares.

(60) Includes 7,150 Warrant Shares.

(61) Includes 2,043 Warrant Shares.

(62) Includes 66,994 Warrant Shares. Thomas Walsh, Manager of Cavalry Investment Fund LP, has discretionary authority to vote and dispose of the shares held by Calvary Investment Fund LP and may be deemed to be the beneficial owner of these shares. The address of Cavalry Investment Fund LP is 82 E Allendale Rd, Ste 5b, Saddle River, NJ 07458.

(63) Includes 90,250 Warrant Shares. Jeffrey Pazdro, Portfolio Manager of Evergreen Capital Management LLC, has discretionary authority to vote and dispose of the shares held by Evergreen Capital Management LLC and may be deemed to be the beneficial owner of these shares. The address of Evergreen Capital Management LLC is 156 W Saddle River Rd, Saddle River, NJ 07458.

(64) Includes 173,255 Warrant Shares.

(65) Includes 120,000 Warrant Shares.

(66) Includes 37,552 Warrant Shares.

(67) Includes 36,000 Warrant Shares.

(68) Includes 36,000 Warrant Shares.

(69) Includes 1,850 Warrant Shares.

(70) Includes 481 Warrant Shares.

(71) Includes 1,260 Warrant Shares.

(72) Includes 1,260 Warrant Shares.

12

PLAN OF DISTRIBUTION

We are registering the securities, and in the case of the Selling Stockholders, shares of common stock covered by this prospectus on both our behalf and that of the Selling Stockholders. All costs, expenses and fees connected with the registration of such securities will be borne by us. Any brokerage commissions and similar expenses connected with selling such shares of common stock will be borne by both the Company and the Selling Stockholders, respectively, according to the allocation of shares sold. We or the Selling Stockholders may offer and sell such securities and shares of common stock from time to time in one or more transactions. As used in this prospectus, the term “Selling Stockholders” includes pledgees, donees, transferees and other successors-in-interest who may acquire such shares of common stock through a pledge, gift, partnership distribution or other non-sale related transfer from the Selling Stockholders. The Selling Stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. These transactions include the following methods of sale:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we or the Selling Stockholders sell securities covered by this prospectus, we or the Selling Stockholders will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions, or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers, and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them, and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers, and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The Selling Stockholders may sell all or a portion of the Selling Stockholder Shares beneficially owned by them and offered hereby from time to time directly or through one or more broker-dealers or agents.

13

In connection with sales of shares of common stock covered by this prospectus, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such shares of common stock in the course of hedging in positions they assume. The Selling Stockholders may also sell the shares of common stock covered by this prospectus short and the Selling Stockholders may deliver shares of common stock to close out short positions and to return borrowed shares of common stock in connection with such short sales. The Selling Stockholders may also loan or pledge shares of common stock covered by this prospectus to broker-dealers that in turn may sell such shares of common stock, to the extent permitted by applicable law. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock covered by this prospectus, which shares of common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock covered by this prospectus owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling sSockholders under this prospectus. The Selling Stockholders may also transfer and donate shares of common stock covered by this prospectus in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

A Selling Stockholder that is an entity may elect to make an in-kind distribution of shares of common stock covered by this prospectus to its members, general or limited partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, general or limited partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of common stock pursuant to the distribution through a registration statement. Additionally, to the extent that entities, members, partners or shareholders are affiliates of ours received shares in any such distribution, such affiliates will also be Selling Stockholders and will be entitled to sell such shares pursuant to this prospectus.

Agents who may become involved in the sale of securities covered by this prospectus may engage in transactions with, and perform other services for, us in the ordinary course of their business for which they receive compensation.

In effecting sales, the Selling Stockholders may engage broker-dealers or agents, who may in turn arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders and/or from the purchasers of shares of common stock covered by this prospectus for whom the broker-dealers may act as agents or to whom they sell as principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions. To our knowledge, there is currently no plan, arrangement or understanding between any Selling Stockholders and any broker-dealer or agent regarding the sale of any shares of common stock by the Selling Stockholders.

The Selling Stockholders, any broker-dealers or agents and any participating broker-dealers that act in connection with the sale of the shares of common stock covered by this prospectus may be “underwriters” under the Securities Act with respect to those shares of common stock and will be subject to the prospectus delivery requirements of the Securities Act. Any profit that the Selling Stockholders realize, and any compensation that any broker-dealer or agent may receive in connection with any sale, including any profit realized on resale of such shares of common stock acquired as principal, may constitute underwriting discounts and commissions. If the Selling Stockholders are deemed to be underwriters, the Selling Stockholders may be subject to certain liabilities under statutes including, but not limited to, Section 11, 12 and 17 of the Securities Act and Section 10(b) and Rule 10b-5 under the Exchange Act.

The securities laws of some states may require the Selling Stockholders to sell the shares of Common Stock covered by this prospectus in those states only through registered or licensed brokers or dealers. These laws may also require that we register or qualify such shares of common stock for sale in those states unless an exemption from registration and qualification is available and the Selling Stockholders and we comply with that exemption. In addition, the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the Selling Stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of shares of common stock to engage in market-making activities with respect to such shares of common stock. All of the foregoing may affect the marketability of the shares of common stock covered by this prospectus and the ability of any person to engage in market-making activities with respect to such shares.

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If any Selling Stockholders notifies us that he has entered into any material arrangement with a broker-dealer for the sale of shares of common stock covered by this prospectus through a block trade, special offering, exchange distribution, over-the-counter distribution or secondary distribution, or a purchase by a broker or dealer, we will file any necessary supplement to this prospectus to disclose:

●	the number of shares of common stock involved in the arrangement;

●	the terms of the arrangement, including the names of any underwriters, dealers or agents who purchase such shares of common stock, as required;

●	the proposed selling price to the public;

●	any discount, commission or other underwriting compensation;

●	the place and time of delivery for the shares of common stock being sold;

●	any discount, commission or concession allowed, reallowed or paid to any dealers; and

●	any other material terms of the distribution of the shares of common stock.

In addition, if the Selling Stockholders notifies us that a donee, pledgee, transferee or other successor-in-interest of the Selling Stockholders intends to sell any shares of common stock covered by this prospectus, we will file an amendment to the registration statement of which this prospectus forms a part of or a supplement to this prospectus, if required.

Any common stock will be listed on the NYSE American, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The underwriters, dealers, and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

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LEGAL MATTERS

The validity of the common stock offered by us in this offering will be passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey.

EXPERTS

The financial statements as of December 31, 2023 and 2022, included in this registration statement have been so included in reliance upon the report of Rosenberg Rich Baker Berman, P.A., an independent registered public accounting firm, given on the authority of said firm as an expert in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits and schedules attached to the registration statement and the information incorporated by reference, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete, and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed below in “Where You Can Find More Information.” The documents we are incorporating by reference into this prospectus are:

● Our Annual Report on Form 10-K for the fiscal December 31, 2023 (the “Annual Report”) filed with the SEC on April 16, 2024;

● Our Quarterly Report on Form 10-Q for the three months ended March 31, 2024 filed with the SEC on May 20, 2024;

● Our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2024 filed with the SEC on August 9, 2024;

● Our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2024 filed with the SEC on November 12, 2024;

● Our Current Reports on Form 8-K filed with the SEC on January 31, 2024, February 15, 2024, March 11, 2024, March 28, 2024, April 16, 2024, May 28, 2024, July 5, 2024, August 21, 2024, September 13, 2024, and October 18, 2024;

● Our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 1, 2024; and

● The description of our Common Stock is set forth in our registration statement on Form 8-A filed with the SEC on filed on August 8, 2023, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

NeurAxis, Inc.

11611 N. Meridian Street, Suite 330

Carmel, IN 46032

Telephone: (812) 689-0791

Attention: Corporate Secretary

You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website at https://neuraxis.com/. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or any accompanying prospectus supplement.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

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NEURAXIS, INC.

Up to $3,300,000 of

Shares of Common Stock

PROSPECTUS SUPPLEMENT

Craig-Hallum

August 29, 2025